Exhibit 99.1
REVOCABLE PROXY
ANDERSON BANK COMPANY
THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF ANDERSON BANK COMPANY
     The undersigned shareholder of Anderson Bank Company, an Ohio state-chartered commercial bank (“Anderson”), hereby constitutes and appoints                     ,                     and                     , or any one of them, the Proxy or Proxies of the undersigned, with full power of substitution and resubstitution in each, to attend the Special Meeting of Shareholders of Anderson to be held at the main office of Anderson, 1075 Nimitzview Drive, Cincinnati, Ohio 45230, on                     , 2006, at      ___.m., Eastern Time (the “Special Meeting”), and any adjournment thereof, and to vote all of the Anderson common shares which the undersigned is entitled to vote at the Special Meeting, or at any adjournment thereof, on the following proposals, which are described in the accompanying Prospectus/Proxy Statement dated                     , 2006:
1.	The proposal to adopt the Amended and Restated Agreement and Plan of Merger, dated to be effective as of August 14, 2006, by and among Park National Corporation, The Park National Bank and Anderson, and to approve the merger of Anderson with and into The Park National Bank.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2.	The proposal to approve the adjournment of the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to adopt the Amended and Restated Agreement and Plan of Merger and approve the merger.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.	In their discretion, upon any other matter that properly comes before the Special Meeting or any adjournment thereof. The Board of Directors is unaware of any other business to be transacted at the Special Meeting.
     The Board of Directors recommends a vote “FOR” each of the foregoing proposals.
     THE ANDERSON COMMON SHARES EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THE ANDERSON COMMON SHARES EVIDENCED BY THIS REVOCABLE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2, IF PERMITTED BY APPLICABLE LAW.
     All Revocable Proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of Special Meeting of Shareholders of Anderson and of the accompanying Prospectus/Proxy Statement is hereby acknowledged.
     NOTE: Please sign your name exactly as it appears on this Revocable Proxy. If you are signing this Revocable Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee or guardian, etc., please give your full title. If the Anderson common shares are held jointly, each holder must sign.

Signature	Signature

Print or Type Name	Print or Type Name

Date	Date
     THIS REVOCABLE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ANDERSON. PLEASE DATE, SIGN AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.
     IMPORTANT: IF YOU RECEIVE MORE THAN ONE REVOCABLE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.